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                                                                    Exhibit 23.1

                        [PANNELL KERR FOSTER LETTERHEAD]

             A.S. Henshaw
             File #: 195400

February 23, 2000

Board of Directors
cyberoad.com Corporation
Oficentro Sabana Sur
Edificio 7, 5 Piso
San Jose, Costa Rica

Dear Sirs:

We consent to the incorporation in the Registration Statement on Form SB-2 of our report dated December 22, 1999 relating to the consolidated balance sheets of cyberoad.com Corporation as of September 30, 1999 and December 31, 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the nine months ended September 30, 1999 and the year ended December 31, 1998. We also consent to the incorporation in the same Registration Statement of our report dated September 24, 1999 relating to the consolidated balance sheets of Cyberoad Gaming Corporation as of April 30, 1999, July 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the nine months ended April 30, 1999 and for the years ended July 31, 1998 and July 31, 1997.


                                            /s/ PANNELL KERR FOSTER
                                            CHARTERED ACCOUNTANTS
                                            Vancouver, Canada

ASH/dm